CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-287665 on Form S-6 of our report dated August 8, 2025, relating to the financial statement of FT 12345, comprising Dow(R) Target 10 Aug. '25 - Term 9/9/26 (The Dow(R) Target 10 Portfolio, August 2025 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 8, 2025